EXHIBIT 99
            PROXY STATEMENT DATED MARCH 20, 1996

                   BULL RUN CORPORATION
              SECURITIES AND EXCHANGE COMMISSION
                 WASHINGTON, D.C. 20549


                SCHEDULE 14A INFORMATION

         Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934



(x )  Filed by the Registrant
(  )  Filed by a Party other than the Registrant

Check the appropriate box:

(  )  Preliminary Proxy Statement
(  )  Confidential, for Use of the Commission Only (as permitted by
      Rule 14a-b(e)(2))
(x )  Definitive Proxy Statement
(  )  Definitive Additional Materials
(  )  Soliciting Material Pursuant to (section mark)240.14a-11(c) or
      (section mark)240.14a-12


                          Bull Run Corporation

            (Name of Registrant as Specified In Its Charter)


   (Name of Person(s) Filing Proxy Statement If Other Than Registrant)


PAYMENT OF FILING FEE (Check the appropriate box):

(x )  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2).
(  )  $500 per each party to the controversy pursuant to Exchange Act
      Rule 14a-6(i)(3).
(  )  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1)  Title of each class of securities to which transaction applies:

      2)  Aggregate number of securities to which transaction applies:

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: *

      4)  Proposed maximum aggregate value of transaction:

      5)  Total fee paid:

(Set forth the amount on which the filing fee is calculated and state how it was determined)

( ) Fee previously paid with preliminary materials.

( ) Check box if any part of the fee is offset as provided by Exchange
    Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1)  Amount Previously Paid:              $

    2)  Form, Schedule or Registration Statement No.:

    3)  Filing Party:

    4)  Date Filed:

                              BULL RUN CORPORATION
                           4370 Peachtree Road, N.E.
                             Atlanta, Georgia 30319

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

          The Annual Meeting of Shareholders of Bull Run Corporation, a Georgia corporation ("Bull Run"), will be held at the offices of Bull Run Corporation, 4370 Peachtree Road, N.E., Atlanta, Georgia, on April 23, 1996 at 10:00 A.M. (local time) for the following purposes:
          1. to elect directors;
          2. to consider and act upon a proposal to confirm the appointment of Ernst & Young LLP as the independent auditors of the Company for the year ending December 31, 1996; and
          3. to transact any such other business as may properly come before the meeting or any adjournment or adjournments thereof.
          The Board of Directors has fixed the close of business on March 8, 1996 as the record date for determining shareholders entitled to notice of and to vote at the meeting.
                                      By Order of the Board of Directors,
                                      ROBERT S. PRATHER, JR.
                                      PRESIDENT
     March 20, 1996

                             YOUR VOTE IS IMPORTANT
       PLEASE MARK, SIGN, AND DATE THE ENCLOSED PROXY CARD AND RETURN IT
           PROMPTLY IN THE ENCLOSED SELF-ADDRESSED, STAMPED ENVELOPE.

                              BULL RUN CORPORATION
                           4370 Peachtree Road, N.E.
                             Atlanta, Georgia 30319
                                PROXY STATEMENT
GENERAL INFORMATION
     This Proxy Statement is being furnished to the shareholders of Bull Run Corporation (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company for use at the annual meeting of shareholders ("Annual Meeting") of the Company to be held on April 23, 1996 at 10:00 a.m., local time, at the offices of the Company, 4370 Peachtree Road, N.E., Atlanta, Georgia and any adjournment or adjournments thereof. This Proxy Statement, the attached Notice, and the enclosed proxy card are first being mailed to shareholders of the Company on or about March 22, 1996.
VOTING AND PROXIES
     The Board of Directors of the Company has fixed the close of business on March 8, 1996 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. Accordingly, only holders of record of shares of common stock, $.01 par value ("Common Stock"), of the Company at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting or any adjournment or adjournments thereof. At the close of business on such date, there were 22,116,227 shares of Common Stock outstanding.
     Each holder of record of shares of Common Stock on the record date is entitled to cast one vote per share, in person or by properly executed proxy, on any matter that may properly come before the Annual Meeting. The presence, in person or by properly executed proxy, of the holders of a majority of the shares of Common Stock outstanding on the record date is necessary to constitute a quorum at the Annual Meeting. The affirmative vote of the holders of a majority of the shares of Common Stock present and voting, represented in person or by properly executed proxy, at the Annual Meeting is required to elect directors and confirm the appointment of Ernst & Young LLP as the independent auditors of the Company for the year ending December 31, 1996.
PROXY VOTING, REVOCATION, AND ABSTENTIONS
     All proxies received pursuant to this solicitation will be voted except as to matters where authority to vote is specifically withheld and, where a choice is specified as to the proposal, they will be voted in accordance with such specification. If no instructions are given, the persons named in the proxy solicited by the Board of Directors of the Company intend to vote for the election of directors listed herein and for the confirmation of the appointment of Ernst & Young LLP as the independent auditors of the Company. Abstentions and broker non-votes are not counted as votes cast on any matter to which they relate.
     The Board of Directors does not know of any matters, other than the matters described in this Proxy Statement, which are expected to be presented for consideration at the Annual Meeting. If any other matters are properly presented at the Annual Meeting, the persons named in the accompanying proxy will have discretion to vote on such matters in accordance with their best judgment.
     Shareholders who execute proxies may revoke them by giving written notice to the Secretary of the Company at any time before such proxies are voted. Attendance at the Annual Meeting will not have the effect of revoking a proxy unless the shareholder so attending, in writing, so notifies the Secretary of the Annual Meeting at any time prior to the voting of the proxy.
SOLICITATION
     Proxies are being solicited by and on behalf of the Company's Board of Directors. The Company will bear the expenses of this solicitation, including the expenses of preparing, printing and mailing this Proxy Statement. In addition to solicitation by mail, directors, officers and regular employees of the Company (who will not specifically be compensated for such services) may solicit proxies by telephone or otherwise. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to forward proxies and proxy material to their principals, and the Company will reimburse them for their expenses. Mackenzie Partners, Inc. will be paid approximately $3,000, plus out-of-pocket expenses, to solicit and tabulate proxies for the Company.
                                       1

                             PRINCIPAL STOCKHOLDERS
     Information regarding persons or groups known by the Company to be the beneficial owners of more than five percent of the outstanding shares of Common Stock as of January 31, 1996 is shown in the following table. Information concerning such security holdings has been furnished by the holders thereof to the Company.

                                                                        AMOUNT AND
                                                                        NATURE OF
NAME AND ADDRESS OF                                                     BENEFICIAL             PERCENT OF
  BENEFICIAL OWNER (1)                                                  OWNERSHIP                 CLASS
Robert S. Prather, Jr..............................................      2,810,598   (2)(3)             12.6%
J. Mack Robinson...................................................      6,238,656   (3)(4)             28.0%
Robinson-Prather Partnership.......................................      2,660,598   (3)                12.0%
Harriet J. Robinson................................................      6,238,656   (3)(4)             28.0%
Harriet J. Robinson, Trustee
  Robin M. Robinson Trust..........................................      3,060,598   (3)                13.8%
Harriet J. Robinson, Trustee
  Jill E. Robinson Trust...........................................      3,060,598   (3)                13.8%
Gulf Capital Services, Ltd.........................................      2,660,598   (3)                12.0%
James W. Busby.....................................................      3,209,192   (5)                14.4%
William M. Hammock.................................................      2,087,150                       9.4%

(1) The address of each of these shareholders is 4370 Peachtree Road, N.E., Atlanta, Georgia 30319, except for James W. Busby, whose address is 4216 Stuart Andrew Blvd., Charlotte, North Carolina 28217, and William M. Hammock, whose address is 12661 Kelly Palm Drive, SW, Fort Myers, Florida 33908.
(2) Includes 150,000 shares which Mr. Prather has the right to acquire through the exercise of currently exercisable options.
(3) Includes 2,660,598 shares owned by Robinson-Prather Partnership. Robinson-Prather Partnership is a Georgia general partnership, the general partners of which are Robert S. Prather, Jr., President, Chief Executive Officer and a director of the Company; J. Mack Robinson, a director of the Company; Harriett J. Robinson (the wife of Mr. Robinson); Harriett J. Robinson, as trustee for Robin M. Robinson Trust (the "RMR Trust"); Harriett
    J. Robinson, as trustee for Jill E. Robinson Trust (the "JER Trust"); and Gulf Capital Services, Ltd. The partnership agreement among the general partners provides that Messrs. Prather and Robinson have the exclusive control of the day-to-day operations of the partnership. Each general partner disclaims beneficial ownership of the shares of Common Stock owned by Robinson-Prather Partnership, except to the extent of his pecuniary interest in such shares of Common Stock, which is less than the amount disclosed.
(4) Includes as to each of J. Mack Robinson and his wife, Harriett J. Robinson:
    886,058 shares owned directly by Mr. Robinson; 192,000 shares owned directly by Mrs. Robinson; 150,000 shares which Mr. Robinson has the right to acquire through the exercise of currently exercisable options; 800,000 shares owned by the RMR Trust and JER Trust, of each of which Mrs. Robinson is the trustee; and an aggregate of 1,550,000 shares owned by Delta Fire & Casualty Insurance Co. ("Delta Fire"), Delta Life Insurance Company ("Delta Life"), Atlantic American Life Insurance Co. ("Atlantic American"), Bankers Fidelity Life Insurance Co. ("Bankers Fidelity Life") and Georgia Casualty & Surety Co. ("Georgia Casualty"), Georgia corporations of each of which Mr. Robinson is Chairman of the Board, President and/or principal stockholder (or the subsidiaries of the same). Each of Mr. and Mrs. Robinson disclaims beneficial ownership of the shares of Common Stock owned by Jill E. Robinson, the RMR Trust, the JER Trust, Delta Fire, Delta Life, Atlantic American, Bankers Fidelity Life, Georgia Casualty and each other.
(5) Includes 16,548 shares owned by Mr. Busby's wife; 22,748 shares owned by each of his two children; and 90,000 shares which Mr. Busby has the right to acquire through the exercise of currently exercisable options.
     Except as noted in the footnotes above, (i) none of such shares is known by the Company to be shares with respect to which such beneficial owner has the right to acquire beneficial ownership and (ii) the Company believes that the beneficial owners above have sole voting and investment power regarding the shares shown as being beneficially owned by them.
                                       2

                             ELECTION OF DIRECTORS
GENERAL
     At the Annual Meeting, six directors are to be elected to hold office (subject to the Company's by-laws) until the next Annual Meeting of Shareholders and until their successors have been elected and qualified. In case any nominee listed in the table below should be unavailable for any reason, which management has no reason to anticipate, the proxy will be voted for any substitute nominee or nominees who may be selected by management prior to or at the Annual Meeting or, if no substitute is selected by management prior to or at the Annual Meeting, for a motion to reduce the membership of the Board to the number of nominees available. Set forth below is certain information concerning each of the nominees.

                                                                                               AMOUNT AND
                                                                                                NATURE OF
                                                                                               BENEFICIAL
                                                                                YEAR          OWNERSHIP OF
                                                                                FIRST            COMMON
                                     PRINCIPAL OCCUPATION DURING THE PAST       ELECTED        STOCK AS OF           PERCENT
                                     FIVE YEARS, ANY OFFICE HELD WITH THE        A             JANUARY 31,             OF
NAME                       AGE          COMPANY AND OTHER DIRECTORSHIPS         DIRECTOR          1995               CLASS
J. Mack Robinson           72      Chairman of the Board since 1994 and          1992           6,238,656   (2)(4)   28.0%
                                  Secretary and Treasurer of the Company in
                                        1994; Chairman of the Board and
                                    President of Delta Life since 1958;
                                         President of Atlantic American
                                      Corporation, an insurance holding
                                    company, from 1988 to May 1995, and
                                  Chairman of the Board of Atlantic American
                                  Corporation since 1974; director of Gray
                                  Communications Systems, Inc. ("Gray")
                                  since 1993; director EMERITUS of Wachovia
                                                            Corporation
Gerald N. Agranoff         49     General counsel to and a general partner       1990             115,000   (1)       (3)
                                        of Plaza Securities Company and
                                  Arbitrage Securities Company (investment
                                  firms), having been affiliated with such
                                  companies since 1982; director of Canal
                                  Capital Corporation, Datapoint Corporation,
                                  and Atlantic Gulf Communities Corporation;
                                  trustee of the Management Assistance Inc.
                                                      Liquidating Trust
James W. Busby             41     President of Datasouth Computer Corporation    1994           3,209,192   (1)(5)   14.4%
                                   ("Datasouth") since 1984; one of the
                                  founders of Datasouth in 1977, serving as
                                         Secretary from 1977 until 1984
Hilton H. Howell, Jr.      34     President of Atlantic American Corporation     1994              75,000   (1)(6)    (3)
                                      since May 1995 and Executive Vice
                                  President of its insurance subsidiaries,
                                  Atlantic American Life Insurance Co.,
                                  Bankers Fidelity Life Insurance Co. and
                                  Georgia Casualty & Surety Co., since 1992;
                                   Executive Vice President of Atlantic
                                  American Corporation from 1992 to May
                                  1995; Executive Vice President and General
                                  Counsel of Delta Life and Delta Fire since
                                  1991; practiced law in Houston, Texas with
                                  the firm of Liddell, Sapp, Zivley, Hill &
                                  LaBoon from 1989 to 1991; director of Gray
                                                             since 1993
Robert S. Prather, Jr.     51     President and Chief Executive Officer          1992           2,810,598   (1)(2)   12.6%
                                  of the Company since 1992; Chairman of the
                                  Board of Phoenix Corporation, a steel
                                  service center, from 1980 to 1992; director
                                                     of Gray since 1993
Alex C. Ritchie            79      Retired; director of Silver Standard          1980             200,000   (1)(4)    (3)
                                                        Resources, Inc.

(1) Includes, as to each of Messrs. Agranoff, Howell and Ritchie, 75,000 shares of Common Stock; as to Mr. Prather, 150,000 shares of Common Stock; and as to Mr. Busby, 90,000 shares of Common Stock; which each had the right to acquire through exercise of currently exercisable options.
(2) Includes 2,660,598 shares owned by Robinson-Prather Partnership. Robinson-Prather Partnership is a Georgia general partnership, the general partners of which are Robert S. Prather, Jr., President, Chief Executive Officer and a director of the Company; J. Mack Robinson, a director of the Company; Harriett J. Robinson (the wife of Mr. Robinson); Harriett J. Robinson, as trustee for the RMR Trust; Harriett J. Robinson, as trustee for the JER Trust; and Gulf Capital Services, Ltd. The partnership agreement among the general partners provides that Messrs. Prather and Robinson have the exclusive control of the day-to-day operations of the partnership, including the power to vote or dispose of the shares of Common Stock owned by Robinson-Prather Partnership. Each general partner disclaims beneficial ownership of the shares of Common Stock owned by Robinson-Prather Partnership, except to the extent of his pecuniary interest in such shares of Common Stock, which is less than the amount disclosed. The address of Robinson-Prather Partnership and its general partners is 4370 Peachtree Road, NE, Atlanta, Georgia 30319.
(3) Less than 1%.
(4) Includes: 886,058 shares owned directly by Mr. Robinson; 150,000 shares which Mr. Robinson has the right to acquire through the exercise of currently exercisable options; 192,000 shares owned directly by Harriet J. Robinson, Mr. Robinson's wife; an aggregate of 800,000 shares owned by the RMR Trust and JER Trust, of each of which Mrs. Robinson is the trustee; and an aggregate of 1,550,000 shares owned by Delta Fire, Delta Life, Atlantic American, Bankers Fidelity Life and Georgia Casualty, of each of which Mr. Robinson is Chairman of the Board, President and/or principal stockholder. Each of Mr. and Mrs. Robinson disclaims beneficial ownership of the shares of Common Stock owned by the RMR Trust, the JER Trust, Delta Fire, Delta Life, Atlantic American, Bankers Fidelity Life, Georgia Casualty and each other.
(5) Includes 16,548 shares owned by Mr. Busby's wife and 22,748 shares owned by each of his two children.
(6) Mr. Howell is married to Robin M. Howell, Mr. Robinson's daughter and a beneficiary of the RMR Trust, which is a general partner of Robinson-Prather Partnership. Mr. Howell disclaims beneficial ownership of the shares of Common Stock owned by Robinson-Prather Partnership or the RMR Trust.
     Except as noted in the footnotes above, (i) none of such shares is known by the Company to be shares with respect to which such beneficial owner has the right to acquire such shares and (ii) the Company believes that the beneficial holders listed above have sole voting and investment power regarding the shares shown as being beneficially owned by them.
     As of January 31, 1996, all directors and executive officers of the Company as a group (seven persons) owned 12,103,619 shares of Common Stock, representing 53.2% of the outstanding shares (including 633,000 shares purchasable on or within 60 days from such date pursuant to the exercise of stock options).
                                       4

EXECUTIVE COMPENSATION
     The following table sets forth all cash compensation paid or accrued to all executive officers earning $100,000 or more for the years ended December 31, 1995, 1994 and 1993.
                           SUMMARY COMPENSATION TABLE

                                                                                                      LONG TERM COMPENSATION
                                                                 ANNUAL COMPENSATION                     AWARDS
                                                                                   OTHER      RESTRICTED                     PAYOUTS
                                                                                   ANNUAL       STOCK                         LTIP
                                   PRINCIPAL                                    COMPENSATION    AWARDS         OPTIONS       PAYOUTS
NAME                                POSITION      YEAR    SALARY($)   BONUS($)      ($)          ($)             (#)           ($)
Robert S. Prather, Jr.... President of Bull Run   1995   $ 266,538    $100,000   $    7,361(1)       --                --       --
                                                  1994    $254,774    $50,000    $    7,361(1)       --     75,000 shares       --
                                                  1993    $166,667         --    $   19,696(1)       --                --       --
James W. Busby........... President of Datasouth  1995   $ 134,049    $46,172            --         --                 --       --
                                                  1994   $ 126,510    $32,440            --         --     225,000 shares  (3)    --
                                                  1993   $ 116,313         --            --         --                 --       --
Frederick J. Erickson....     Vice President      1995   $  96,231    $33,086            --         --                 --       --
                          -- Finance, Bull Run    1994   $  87,298    $16,220            --         --      90,000 shares  (3)    --
                               and Datasouth      1993   $  48,000  (4)      --          --         --                 --       --
Samuel P. Davis, Jr......     Vice President      1994   $  25,000         --    $   75,000(5)       --                --       --
                          -- Finance, Bull Run    1993   $ 100,000         --            --         --                 --       --

                            ALL OTHER
                           COMPENSATION
NAME                           ($)
Robert S. Prather, Jr....   $    9,000(2)
                            $    9,000(2)
                                    --
James W. Busby...........   $    9,000(2)
                            $    7,591(2)
                            $    6,123(2)
Frederick J. Erickson....   $    6,747(2)
                            $    5,238(2)
                            $    1,425(2)
Samuel P. Davis, Jr......           --
                                    --

(1) Consists of automobile allowances and related expenses provided by the Company.
(2) Consists of employer contributions to the defined contribution retirement plans.
(3) Options to acquire Common Stock were granted at the effective date of the Merger in exchange for then outstanding options to acquire Datasouth shares. The Datasouth options were originally granted in 1993.
(4) Mr. Erickson was hired as Datasouth's Vice President -- Finance on May 18, 1993, and was not affiliated previously with Bull Run or Datasouth.
(5) Mr. Davis was paid a consulting fee of $75,000 for services rendered in 1994 following his resignation effective March 31, 1994.
     There were no stock options granted by the Company in 1995. The following table sets forth stock options exercised in 1995 by executive officers earning $100,000 or more, and the number and value of all unexercised options held by such executive officers as of December 31, 1995.
                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTIONS VALUES

                                                                                                                     VALUE OF
                                                                                                   NUMBER OF        UNEXERCISED
                                                                                                  UNEXERCISED      IN-THE-MONEY
                                                                                                   OPTIONS AT       OPTIONS AT
                                                                                                   FY-END (#)       FY-END (#)
                                                                  SHARES ACQUIRED     VALUE       EXERCISABLE/     EXERCISABLE/
NAME                                                              ON EXERCISE (#)  REALIZED ($)  UNEXERCISABLE   UNEXERCISABLE(1)
Robert S. Prather, Jr............................................      --                  --       150,000/-0-      $266,484/$-0-
James W. Busby...................................................      --                  --    90,000/135,000  $173,531/$260,297
Frederick J. Erickson............................................     18,000         $ 38,250     18,000/54,000   $36,281/$108,844

(1) The closing price of the Common Stock on December 31, 1995 was $2.89 per share.
LONG TERM INCENTIVE PLANS
     Under the Bull Run Corporation 1994 Long Term Incentive Plan (the "1994 Plan"), 2,500,000 shares of Common Stock are reserved for issuance of stock options, restricted stock awards and stock appreciation rights. Plan awards are issued by the Management Compensation and Stock Option Committee (the "Compensation Committee") of the Board of Directors at prices it determines. Officers and employees of the Company who, in the opinion of the Compensation Committee, are in a position to have a significant effect upon the Company's business and operations, are eligible to receive options. As of December 31, 1995, options for a total of 1,341,000 shares were issued and outstanding under the 1994 Plan with an exercise
                                       5
price ranging from $.88 to $1.66 per share. Of the 1,341,000 shares issuable upon the exercise of outstanding options, 1,116,000 vest in 20% annual increments beginning one year following the date of grant and are exercisable over a period not to exceed five to 10 years, and 225,000 were fully vested at the date of grant. Options for 68,000 shares were exercised in 1995.
     The Company's 1987 Non-Qualified Stock Option Plan (the "1987 Plan") terminated in 1992. There are currently outstanding options to purchase 150,000 shares of Common Stock at an exercise price of $.75 per share.
EMPLOYEE INCENTIVE PLANS
     The Company's wholly-owned subsidiary, Datasouth Computer Corporation ("Datasouth") has employee incentive plans covering substantially all Datasouth employees. Payments made to individual employees pursuant to these plans, if any, will vary from year to year as they will be based on "defined operating profits" (income before income taxes, investment income and interest income/expense) of Datasouth. The plans include one for certain key employees and one for all other eligible employees. Total incentive plan compensation was approximately $323,000 in 1995.
     The incentive pool for the plan covering certain key employees is calculated as a percentage (8.5% in 1995) of "defined operating profits" (as defined above) less the incentive pool referred to above.
EMPLOYMENT ARRANGEMENTS
     Robert S. Prather, Jr. is party to an employment agreement with the Company expiring in December 1996. Pursuant to this agreement, Mr. Prather agrees to serve as President and Chief Executive Officer of the Company. Mr. Prather's employment agreement provides that during the term of the agreement Mr. Prather will receive an annual salary of $250,000, subject to increase at the discretion of the Board of Directors, and will be furnished with an automobile.
     Datasouth has entered into employment agreements dated March 31, 1994 with James W. Busby, Datasouth's President, K. Nick Waller, Datasouth's Executive Vice President -- Operations, Frederick J. Erickson, Datasouth's Vice
President -- Finance & Administration, Chief Financial Officer, Treasurer and Secretary. The agreements are for terms of three years and obligate Datasouth to pay the executive 100% of his annual base salary for a 12-month period in the event employment is terminated within 12 months of a change in control of Datasouth. "Change of control" means (i) acquisition by any person, corporation, or group of associated persons, excluding affiliates of Datasouth, of beneficial ownership of an aggregate of more than forty-one percent (41%) of the then outstanding shares of voting stock of Datasouth or (ii) a merger or consolidation to which Datasouth is a party and pursuant to which Datasouth is not a surviving or continuing entity; or (iii) any sale of Datasouth's operating assets that may affect the employment of such individuals. Furthermore, the agreements obligate Datasouth to provide medical and dental benefits and life insurance in effect for a period of one year following termination.
DIRECTORS' COMPENSATION
     Robert S. Prather, Jr. and James W. Busby, directors who are also employees of the Company and Datasouth, respectively, receive no fees for their services as directors. Directors who are not employees of the Company or Datasouth are paid a fee of $750 per month for their services as directors and are reimbursed for their expenses for each meeting attended. Directors who are not officers or employees of the Company or Datasouth are eligible to receive stock options under the Company's Non-Employee Directors' 1994 Stock Option Plan (the "1994 Non-Employee Directors' Plan"). In 1994, each of Messrs. Agranoff and Ritchie, directors of the Company, was granted an option to purchase up to 75,000 shares of Common Stock at an exercise price of $1.34 per share (the market value of the Common Stock on the date of grant) under the 1994 Non-Employee Directors' Plan. In 1994, each of Messrs. Howell, Prather and Robinson, directors of the Company, was granted an option under the 1994 Incentive Plan to purchase up to 75,000 shares of Common Stock at an exercise price of $1.66, $1.48 and $1.48 per share, respectively, the market value of the Common Stock on the date of grant (except for Messrs. Prather and Robinson, whose exercise price is equal to 10% above such market value).
BOARD COMMITTEES AND MEMBERSHIP
     The Company's Board of Directors has an Audit Committee, the purpose of which is to review and evaluate the results and scope of the audit and other services provided by the Company's independent auditors, as well as the Company's accounting principles and system of internal accounting controls, and to review and approve any transactions between the Company and its directors, officers, or significant shareholders. The Audit Committee held one meeting during 1995. The members of the Audit Committee are Messrs. Agranoff and Ritchie.
                                       6

     The Company's Board of Directors has a Management Compensation and Stock Option Committee (the "Compensation Committee"), the purpose of which is to set the compensation of the Company's President and Chief Executive Officer and review executive job performance, as well as the overall management compensation program. The Compensation Committee held one meeting in 1995. The members of the Compensation Committee are Messrs. Agranoff, Ritchie and Robinson.
     The Company does not have a nominating committee. The Board of Directors held two meetings during 1995. During 1995, all of the directors attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings of all committees of the Board on which such director served.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
     The Company leases office space from Delta Life, a company of which J. Mack Robinson, a director of the Company, is Chairman of the Board and principal stockholder. The term of the lease is for 10 years beginning January 1, 1993 and requires total basic rent payments of $164,976 over the 10-year term, plus a pro rata share of expenses.
     In 1995, the Company under its previously announced Stock Repurchase Program, purchased 35,000 shares of its Common Stock from Mr. Gerald N. Agranoff, a director of the Company, for $3.50 per share, the market price of the Common Stock on the date of the purchase.
                    CONFIRMATION OF APPOINTMENT OF AUDITORS
     The Board of Directors of the Company recommends that the shareholders confirm the appointment of Ernst & Young LLP to audit the books and accounts of the Company for the fiscal year ending December 31, 1996.
     Representatives of Ernst & Young LLP are expected to be available at the Annual Meeting to respond to appropriate questions and will be given the opportunity to make a statement if they so desire.
              ANNUAL MEETING INFORMATION AND SHAREHOLDER PROPOSALS
     The Company has not held a meeting of its shareholders since November 29, 1994. At that meeting, the shareholders of the Company addressed the business that would ordinarily have been covered at the 1995 Annual Meeting of Shareholders. Among other things, the shareholders of the Company elected directors and ratified the appointment of the Company's independent auditors. In order to save the attendant costs of an annual meeting and since the business purposes thereof had been addressed approximately five months previously, the Company decided not to hold its Annual Meeting in 1995, which ordinarily would have taken place in April 1995. The NASDAQ Stock Market has admonished the Company for its decision not to hold the 1995 Annual Meeting.
     Shareholders of the Company wishing to include proposals in the proxy material in relation to the Annual Meeting of Shareholders to be held in 1997 must submit the same in writing so as to be received at the executive office of the Company prior to December 15, 1996. Such proposals must also meet the other requirements of the rules of the Securities and Exchange Commission relating to shareholders' proposals.
COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934
     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of the Common Stock, to file with the Securities and Exchange Commission initial reports of ownership (Form 3) and reports of changes in ownership (Forms 4 and
5) of Common Stock.
     To management's knowledge, based solely on review of the copies of such reports furnished to the Company and representations that no other reports were required, during the fiscal year ended December 31, 1995, all Section 16(a) filing requirements applicable to the Company's officers, directors and greater than ten percent beneficial owners were met.
                                       7

******************************************************************************


                            APPENDIX

                              BULL RUN CORPORATION
                                     PROXY
    The undersigned appoints Robert S. Prather, Jr. and J. Mack Robinson, and either of them, with power of substitution, to represent and to vote on behalf of the undersigned all of the shares of Bull Run Corporation (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at the offices of the Company, 4370 Peachtree Rd., N.E., Atlanta, Georgia on April 23, 1996 at 10:00 A.M., and at any adjournment or adjournments thereof, hereby revoking all proxies heretofore given with respect to such stock, upon the following proposals more fully described in the notice of, and proxy statement relating to, the meeting (receipt whereof is hereby acknowledged).
    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR (1) AND (2).
    1. ELECTION OF DIRECTORS

[ ] FOR all nominees listed below except               [ ] WITHHOLD AUTHORITY to vote
    as marked to the contrary below                        for all nominees listed below

 Gerald N. Agranoff, James W. Busby, Hilton H. Howell, Jr., Robert S. Prather,
                   Jr., Alex C. Ritchie, and J. Mack Robinson
  (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE WRITE
               THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.)
     2. PROPOSAL TO CONFIRM THE APPOINTMENT OF ERNST & YOUNG LLP as the independent auditors of the Company

[ ] FOR                    [ ] AGAINST                           [ ] ABSTAIN

    3. In their discretion upon such other matters as may properly come before the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.
    Please sign exactly as your name appears on your stock certificates. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.
DATED:                     , 1996
                                              Signature
                                              Signature if held jointly
                                              PLEASE RETURN IN THE ENCLOSED
                                              POSTAGE PAID ENVELOPE.
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.